Exhibit Page 85

SECOND AMENDMENT TO

OPERATING AGREEMENT

RIGGS CAPITAL PARTNERS, LLC

A Delaware Limited Liability Company

       THIS SECOND AMENDMENT is entered into as of March 31, 2001 (the “Second Amendment”), by and between RIGGS NATIONAL CORPORATION (the “Managing Member”) and RCP INVESTMENTS, L.P. (the Member”) amending the Operating Agreement of RIGGS CAPITAL PARTNERS, LLC, a Delaware limited liability company (the “Company”), dated as of the 30th of November, 1999 (the Original Agreement”) as amended by that First Amendment dated as of December 1, 2000 to the Original Agreement (the “First Amendment” together with the Original Agreement, the “Operating Agreement”).

WITNESSETH

       WHERAS, Section 7.2 of the Original Agreement permits Transfers of all to a portion of any Member's Company Interest to any other Member; and

       WHEREAS, effective as of March 31, 2001 (the “Effective Date”), J. Carter Beese, Jr. (the “Assignor”) has assigned, transferred and set over to the Member (a) all of Assignor’s right, title and interest in and to the Company Interests held by the Assignor (“Assignor’s Interest”), (b) the entire balance of the Assignor’s Capital Account in the Company, and (c) all of the Assignor’s right, obligations and duties in his capacity as a Member in and under the Operating Agreement; and

       WHEREAS, as of the Effective Date, the Member has accepted and assumed (a) all of Assignor’s right, title and interest in and to Assignor’s Interest, (b) the entire balance of the Assignor’s Capital Account in the Company, and (c) all of the Assignor’s right, obligations and duties in his capacity as a Member in and under the Operating Agreement; and

       WHEREAS, as of the Effective Date, the Managing Member consented to the Transfer by the Assignor to the Member and admission of the Member as a Substitute Member with respect to Assignor’s Interest.

       NOW, THEREFORE, the parties hereto agree that the Operating Agreement shall be amended as follows:

1.     The Member is hereby admitted as a Substitute Member with respect to Assignor's Interest.

2.     Schedule A to the Operating Agreement be and hereby is amended to reflect the Member as the successor in interest to Assignor's Interest as of March 31, 2001.

1

Exhibit Page 86

3.     Expect as amended hereby, the terms and conditions of the Operating Agreement shall continue in full force and effect and any reference to the Operating Agreement from and after the date hereof shall mean and include the Operating Agreement as by this Second Amendment.

[signatures on following page]

2

Exhibit Page 87

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment effective as of the date first above written.

MANAGING MEMBER:
RIGGS NATIONAL CORPORATION
By:/s/ Timothy C. Coughlin
Name:Timothy C. Coughlin
Title:President
MEMBER:
RCP INVESTMENTS L.P.
By: J. Carter Beese, Jr., its General Partner
By:/s/ JCB Jr.

3

Exhibit Page 88

AMENDMENT TO SCHEDULE A

MEMBERS OF RIGGS CAPITAL PARTNERS, LLC

Members:

Members' Names and Address	Maximum Additional Capital Contribution	Capital Interest	Profit Interest
Riggs National Corporation 800 17th Street, N.W. Washington, D.C. 20006	$18,532,991	99%	79.2%
RCP Investments L.P. 800 17th Street, N.W. Washington, D.C. 20006 Attn: J. Carter Beese, Jr.	$187,202	1%	20.8%

4